Industry Canada | Industrie Canada

2015-04-02

Corporations Canada
9th Floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean-Edmonds sud
365 avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

TORYS LLP
SHANNON LEWIS
4600 EIGHTH AVENUE PLACE EAST
525-8TH AVENUE SW
CALGARY AB T2P 1G1
Canada

Corporation Number: Numéro de société :	**913026-8**
Request Received: Date de réception de la demande :	**2015-04-02**
Request ID: Numéro de la demande :	**7741283**
Your Reference: Votre référence :	

Please find enclosed the **Certificate of Amalgamation** issued under the *Canada Business Corporations Act* (CBCA) and related documents for **Novelis Inc.** Please ensure that these documents are kept with the corporate records.

Note: It is mandatory for certain legal elements to be written with a period (Ltd., Inc., Corp. and S.A.R.F.). If the articles you submitted did not include the period, it has been added and is reflected in the attached certificate.

The issuance of this certificate will be listed in Corporations Canada's online Monthly Transactions report. You can access the report on the Corporations Canada website.

Please ensure that the corporation is aware of its ongoing reporting obligations by referring to the pamphlet, Keeping Your Corporation in Good Standing (enclosed or available on our website).

Also enclosed is additional information about protecting a corporate name.

If you require additional information, please contact Corporations Canada.

Vous trouverez ci-joint le **certificat de fusion** ainsi que les documents connexes émis en vertu de la *Loi canadienne sur les sociétés par actions* (LCSA) relativement à **Novelis Inc.** Veuillez vous assurer de les conserver avec les livres de la société.

Note : Certains éléments juridiques s'écrivent obligatoirement avec un point (Ltd., Inc., Corp. et S.A.R.F.). Si le point n'était pas inclus dans les statuts que vous avez soumis, il a été ajouté et il apparaît dans le certificat ci-joint.

L'émission de ce certificat sera rapportée dans notre prochain rapport mensuel de transactions. Vous pouvez consulter le rapport dans le site Web de Corporations Canada.

Veuillez vous assurer que la société est informée de ses obligations de déclaration. Vous pouvez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible en ligne, pour connaître les obligations de déclaration de la société.

De plus vous trouverez ci-joint de l'information concernant la protection de la dénomination sociale.

Si vous avez besoin de plus d'information, veuillez communiquer avec Corporations Canada.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
corporationscanada@ic.gc.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

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Industry Canada Industrie Canada

2015-04-02

Corporations Canada
9th Floor, Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage, Tour Jean-Edmonds sud
365 avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

Corporation Information Sheet

Canada Business Corporations Act (CBCA)

Fiche de renseignements concernant la société

Loi canadienne sur les sociétés par actions (LCSA)

Novelis Inc.

Corporation Number	913026-8	Numéro de société
Corporation Key Required for changes of address or directors online	20012089	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	03-31 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2016	03-31 to/au 05-30 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2016

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult **Protecting Your Corporate Name** (enclosed or available on our website).

Obligations de déclaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANS^MD). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document **Protection de la dénomination sociale** ci-joint ou disponible dans notre site Web.

Canada

Telephone / Téléphone
1-866-333-5556

Email / Courriel
corporationscanada@ic.gc.ca

Website / Site Web
www.corporationscanada.ic.gc.ca

Industry Canada | Industrie Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

Novelis Inc.

Corporate name / Dénomination sociale

913026-8

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Virginie Ethier

Virginie Ethier

Director / Directeur

2015-03-31

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Canada

Industry Canada
Canada Business Corporations Act

ARTICLES OF AMALGAMATION
FORM 9

1.    Corporate name of the amalgamated corporation:

Novelis Inc.

2.	The province or territory in Canada where the registered oftice is situated: Ontario

3.	The classes and any maximum number of shares that the corporation is authorized to issue: Unlimited number of common shares.

4.     Restrictions, if any, on share transfers:

Sec attached schedule.

5.     Minimum and maximum number of directors:

Minimum: 1; Maximum: 10

6.	Restrictions, if any, on the business that the corporation may carry on:
None

7.    Other provisions. if any:

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8.	The amalgamation has been approved pursuant to that section or subsection of the Ac which is indicated as follows:

184(1)- Vertical short-form: approved by resolution of directors

18903887.1

9.     Declaration

SCHEDULE

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vole in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

Schedule "A"
to
FORM 2
INITIAL REGISTERED OFFICE ADDRESS AND FIRST BOARD OF DIRECTORS
NOVEUS INC.

Members of the board of directors:

FIRST AND LAST NAME	ADDRESS	CANADIAN RESIDENT (Y/N)
Birla, Kumar Mangalam	20 Carmichael Road Mangal Adityayan Mumbai 400 026 India	N
Agarwala, Askaran K.	Havcli, Flat No 3, L.D. Ruparel Marg Malabar Hill Mumbai 400 006 India	N
Bhattacharya. Debnarayan	14-A Woodland Peder Road Mumbai 400 026 India	N
Chandran, Clarence .J.	4998, 10th Line Erin RR#5 Georgetown, ON L7G 4S8	Y
Stcwart, Donald Alexander	1 St. Thomas Street, Apt 24A Toronto, ON M5S 3M5	Y
Pai, Satish	Century Bhavan 3rd Ploor Dr. Annie Besant Road Worli, Mumbai 400 030 India	N

18903895.1